Advanced Emissions Solutions Announces $10 Million Stock Repurchase Program

HIGHLANDS RANCH, Colorado, December 4, 2017 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the “Company" or “ADES”) today announced that its Board of Directors has approved the repurchase of up to $10 million of the Company’s common stock in the open market. The repurchases will be funded from cash on-hand.

L. Heath Sampson, President and CEO of ADES, commented, “We are pleased to announce the next phase of our capital allocation program, which builds on the tender offer that we executed in June 2017 as well as the three quarterly dividends we have announced. We continue to generate strong cash flows and maintain a solid balance sheet and this open market repurchase program is consistent with our balanced approach to capital allocation, while allowing us to be opportunistic moving forward."

The timing and exact number of common shares purchased will be at the Company’s discretion and will depend on market conditions. The stock repurchase program will terminate on December 31, 2018, but may be extended by the Company’s Board of Directors. The Company may suspend or discontinue the repurchases at any time. Subject to applicable securities laws and stock exchange rules, all purchases will occur through the open market and may be in large block purchases. Advanced Emissions Solutions, Inc. does not intend to purchase its shares from its management team or other insiders.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) is a wholly-owned subsidiary of Advanced Emissions Solutions, Inc. (“ADES”) that provides emissions control solutions for coal-fired power generation and industrial boiler industries. With more than 25 years of experience developing advanced mercury control solutions, ADA delivers proprietary environmental technologies, equipment and specialty chemicals that enable coal-fueled boilers to meet emissions regulations. These solutions enhance existing air pollution control equipment, maximizing capacity and improving operating efficiencies. Our track record includes securing more than 40 US and international patents for emissions control technology and systems and selling the most activated carbon injection systems for power plant mercury control in North America. For more information on ADA, and its products and services, visit www.adaes.com.

Tinuum Group, LLC (“Tinuum Group”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patented M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

Caution on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include the timing, manner, and total number of shares to be purchased under the stock repurchase program. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks, which could cause actual results to differ materially from those described in the forward-looking statements. Information about potential factors that could affect Advanced Emissions Solutions, Inc.’s business, results of operations and financial condition is included in the Risk Factors sections of Advanced Emissions Solutions, Inc.’s filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Advanced Emissions Solutions, Inc. as of the date of this document, and except to the extent Advanced Emissions Solutions, Inc. may be required to update such information under any applicable securities laws, Advanced Emissions Solutions, Inc. assumes no obligation to update such forward-looking statements.

Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com